Exhibit 4.1

HEARTLAND FINANCIAL USA, INC.
AND
DUBUQUE BANK AND TRUST COMPANY,
as Rights Agent
AMENDED AND RESTATED
RIGHTS AGREEMENT
dated as of
January 17, 2012

TABLE OF CONTENTS
Section 1.    Certain Definitions
Section 2.    Appointment of Rights Agent
Section 3.    Issue of Right Certificates
Section 4.    Form of Right Certificates
Section 5.    Countersignature and Registration
Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates
Section 7.    Exercise of Rights: Purchase Price; Expiration Date of Rights
Section 8.    Cancellation and Destruction of Right Certificates
Section 9.    Reservation and Availability of Shares of Preferred Stock
Section 10.    Preferred Stock Record Date
Section 11.    Adjustment of Purchase Price, Number of Shares or Number of Rights
Section 12.    Certificate of Adjusted Purchase Price or Number of Shares
Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power
Section 14.    Fractional Rights and Fractional Shares
Section 15.    Rights of Action
Section 16.    Agreement of Right Holders
Section 17.    Right Certificate Holder Not Deemed a Stockholder
Section 18.    Concerning the Rights Agent
Section 19.    Merger or Consolidation or Change of Name of Rights Agent
Section 20.    Duties of Rights Agent
Section 21.    Change of Rights Agent
Section 22.    Issuance of New Right Certificates
Section 23.    Redemption

Section 24.    Exchange
Section 25.    Notice of Certain Events
Section 26.    Notices
Section 27.    Supplements and Amendments
Section 28.    Successors
Section 29.    Benefits of this Agreement
Section 30.    Determinations and Actions by the Board of Directors of the Company
Section 31.    Severability
Section 32.    Governing Law
Section 33.    Descriptive Headings; References
Section 34.    Counterparts
Section 35.    Force Majeure
Exhibit A

Form of Right Certificate
Form of Assignment
Form of Election to Purchase

Exhibit B

Summary of Rights to Purchase Preferred Stock

AMENDED AND RESTATED
RIGHTS AGREEMENT
This Amended and Restated Rights Agreement, dated as of January 17, 2012 (this “Agreement”), is entered into by and between HEARTLAND FINANCIAL USA, INC., a Delaware corporation (the “Company”), and DUBUQUE BANK AND TRUST COMPANY, as Rights Agent (the “Rights Agent”).
WITNESSETH:
WHEREAS, on June 3, 2002, the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock of the Company outstanding at the close of business on June 24, 2002 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a share of Preferred Stock, upon the terms and subject to the conditions set forth in the Rights Agreement dated as of June 7, 2002 (the “Original Agreement”), and authorized and directed the issuance of one Right with respect to each share of Common Stock that became outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined herein and in the Original Agreement). The Board of Directors authorized as of January 17, 2006 the amendment and restatement of the Original Agreement, contingent upon and effective upon approval of this Agreement by the stockholders of the Company at the 2012 Annual Meeting of Stockholders (the “Effective Date”), to among other things, extend the Final Expiration Date, change the Purchase Price consistent therewith, expand the definition of beneficial owner to include certain derivative instruments and eliminate certain provisions that limited the authority of the Board of Directors after a Distribution Date; and
WHEREAS, this Amended and Restated Rights Agreement has been adopted as of January 17, 2012, but shall not become effective until the Effective Date, and the Original Agreement shall continue in effect, and shall govern the Rights until replaced by this Agreement upon approval by the stockholders on the Effective Date, or until it otherwise expires in accordance with its terms.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1.    Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)“Acquiring Person” shall mean any Person who or that, together with all Affiliates and Associates of such Person, shall be or become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Stock by the Company or any Subsidiary of the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by a Person to 15% or more of the Common Stock then outstanding; provided, however, that if such Person becomes the Beneficial Owner of 15% or more of the Common Stock then outstanding by reason of share acquisitions by the Company and its Subsidiaries and shall, after such share acquisitions by the Company and its Subsidiaries, become the Beneficial Owner of any additional Common Stock (other than by reason of a stock dividend, stock split or other corporate action effected by the Company), then such Person shall be deemed to be an “Acquiring Person,” subject to the following sentence of this Section 1(a), unless, upon consummation of the acquisition of such additional Common Stock, such Person does not beneficially own 15% or more of the Common Stock then outstanding.

Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who otherwise would be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), became the Beneficial Owner of a number of shares of Common Stock such that such Person would otherwise be an Acquiring Person inadvertently (including, without limitation, because (X) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would cause such Person to be an “Acquiring Person” or (Y) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be an “Acquiring Person” or to have become an “Acquiring Person,” for all purposes of this Agreement (such that, for the avoidance of doubt, under such circumstances no Distribution Date shall be deemed to have occurred and no adjustment pursuant to Section 11(a)(ii) or Section 13 shall be made in respect thereof) unless such Person fails to divest itself as soon as practicable if the Company so requests (as determined in good faith by the Board of Directors of the Company) of a sufficient number of shares of Common Stock (or of Derivative Securities underlying a transaction entered into by or acquired by such Person or any of such Person's Affiliates or Associates) so that such Person would no longer qualify as an Acquiring Person; provided, however, that if such Person, after such determination and divestment, becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of becoming the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an “Acquiring Person” unless a subsequent determination and divestment is made.
(b)“Affiliate” shall have the meaning ascribed to such term in Rule 12b‑2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c)“Agreement” shall have the meaning set forth in the preamble hereto.

(d)“Associate,” when used to indicate a relationship with any Person, shall mean each, any and all of the following:

(i)any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person (A) is an officer or partner or (B) is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; provided, however, that a firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity described in clause (B) shall not be an “Associate” of a Person if, and only for so long as, such Person (1) has reported Beneficial Ownership of the equity securities of such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity on Schedule 13G under the Exchange Act and is not required to report its ownership of such equity securities on Schedule 13D under the Exchange Act, (2) satisfies the criteria set forth in both Rule 13d‑1(b)(1)(i) and Rule 13d‑1(b)(1)(ii) of the General Rules and Regulations under the Exchange Act, (3) is the Beneficial Owner of less than 15% of the shares of Common Stock then outstanding (including any such shares that are beneficially owned by such Person's Affiliates and Associates after giving effect to this proviso) and (4) has not reported and is not required to report its ownership of Common Stock on Schedule 13D under the Exchange Act;

(ii)any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

(iii)any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

(e)A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)that such Person, or any of such Person's Affiliates or Associates, beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii)that such Person, or any of such Person's Affiliates or Associates, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding, written or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)that are beneficially owned, directly or indirectly, by any other Person with which such Person, or any of such Person's Affiliates or Associates, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 1(e)(ii)(B)) or disposing of any securities of the Company; provided, however, that nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such forty-day period. Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to own beneficially hereunder; or

(iv)that are the subject of a derivative transaction entered into by such Person or any of such Person's Affiliates or Associates, or derivative security acquired by such Person or any of such Person's Affiliates or Associates, which gives such Person or any of such Person's Affiliates or Associates the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, or which provides such Person or any of such Person's Affiliates or Associates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (A) such derivative conveys any voting rights in such securities to such Person or any of such Person's Affiliates or Associates, (B) the derivative is required to be, or capable to being, settled through delivery of such securities, or (C) such Person or any of such Person's Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Common Stock of the Company Beneficially Owned by virtue of the operation of this Section 1(e)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the notional or other number of shares of Common Stock of the Company specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock of the Company is specified in such documentation or otherwise), as determined by the Board of Directors in good faith to be the number of shares of Common Stock of the Company to which the derivative position relates. Such shares of Common Stock of the Company that are deemed so Beneficially Owned pursuant to the operation of this Section 1(e)(iv) shall be referred to herein as “Derivative Common Shares;”

provided, however, that a Person will not be deemed to be the Beneficial Owner of, or to beneficially own, any security if such beneficial ownership arises solely out of such Person's status either as a bona fide swaps dealer or as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act, and such Person is acting in the ordinary course of its business and without any intent to evade, or assist any other Person to evade, the purposes and intent of this Agreement; and provided, further, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1(e)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person. Notwithstanding anything contained herein to the contrary, no Person who is or who at any time hereafter shall become a limited partner or a general partner of Heartland Partnership, LP, an Illinois limited partnership (the “Family Partnership”), shall, solely as a result of such Person's status as a limited partner or general partner of the Family Partnership, be deemed to beneficially own any of the shares of Common Stock now or at any time hereafter owned by the Family Partnership or by any other general partner or other limited partners of the Family Partnership or by the family members of any such other general partner or other limited partners. Moreover, none of the shares of Common Stock now or at any time hereafter owned by any general partner or limited partner of the Family Partnership or that general or limited partner's family members shall, solely as a result of that Person's status as a general or limited partner of the Family Partnership, be deemed to be beneficially owned by the Family Partnership or by any other general partner or other limited partners of the Family Partnership or by the family members of any such other general partners or other limited partners.
(f)“Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Minnesota or the State of New York are authorized or obligated by law or executive order to close.

(g)“close of business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

(h)“Common Stock” shall mean the common stock, $0.01 par value (or as such par value may be changed from time to time), of the Company.

(i)“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).

(j)“Company” shall have the meaning set forth in the preamble hereto.

(k)“Current Market Price Per Share” shall have the meaning set forth in Section 11(d).

(l)“Current Value” shall have the meaning set forth in Section 11(a)(iii).

(m)“Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Shock at a meeting of stockholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of the Company.

(n)“Distribution Date” shall have the meaning set forth in Section 3(a).

(o)“Equivalent preferred stock” shall have the meaning set forth in Section 11(b).

(p)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)“Exchange Ratio” shall have the meaning set forth in Section 24(a).

(r)“Exempt Person” shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan (including any employee stock plan) of the Company or any Subsidiary of the Company, or (iv) any trust or other entity organized, appointed, established pursuant to the terms of any such plan.

(s)“Expiration Date” shall have the meaning set forth in Section 7(a).

(t)“Independent Directors” shall mean members of the Board of Directors of the Company who are not officers, employees or Affiliates (or designees of Affiliates) of either the Company or any Acquiring Person.

(u)“Invalidation Time” shall have the meaning set forth in Section 11(a)(ii).

(v)“NASDAQ” shall mean the NASDAQ Stock Market.

(w)“NYSE” shall mean the New York Stock Exchange, Inc.

(x)“Outside Meeting Date” shall have the meaning set forth in Section 23(b).

(y)“Person” shall mean any individual, firm, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(z)“Preferred Stock” shall mean the Preferred Stock of the Company having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A.

(aa)    “Principal Party” shall have the meaning set forth in Section 13(b).

(bb)    “Purchase Price” shall have the meaning set forth in Section 4.

(cc)    “Record Date” shall have the meaning set forth in the recitals hereof.

(dd)    “Redemption Date” shall have the meaning set forth in Section 7(a).

(ee)    “Redemption Price” shall have the meaning set forth in Section 23(a).

(ff)    “Right” shall have the meaning set forth in the recitals hereof.

(gg)    “Right Certificate” shall have the meaning set forth in Section 3(a).

(hh)    “Rights Agent” shall have the meaning set forth in the preamble hereto.

(ii)    “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

(jj)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(kk)    “Security” shall have the meaning set forth in Section 11(d).

(ll)    “Senior Voting Stock” shall have the meaning set forth in Section 13(b).

(mm)    “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person (including, without limitation, pursuant to a report filed or amended pursuant to Section 13(d) of the Exchange Act) that a Person has become an “Acquiring Person” for purposes of this Agreement, or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

(nn)    “Spread” shall have the meaning set forth in Section 11(a)(iii).

(oo)    “Subsidiary or Subsidiaries” of a Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(pp)    “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(qq)    “Summary of Rights” shall have the meaning set forth in Section 3(b).

(rr)    “Trading Day” shall have the meaning set forth in Section 11(d).

(ss)    “Trust” shall have the meaning set forth in Section 24(d).

(tt)    “Trust Agreement” shall have the meaning set forth in Section 24(d).

Section 2.Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall, prior to the Distribution Date, also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agents.

Section 3.Issue of Right Certificates.

(a)Until the close of business on the earlier to occur of (i) the tenth Business Day after the Shares Acquisition Date or (ii) the tenth Business Day (or such late date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of a tender or exchange offer upon the successful consummation of which such Person, or any Affiliate or Associate of such Person, would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being referred to herein as the “Distribution Date”), (A) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for shares of Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership for such shares) registered in the names of the holders thereof (which certificates or book-entry accounts shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of shares of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if so requested by written notice and provided with a stockholder list and all other relevant information that the Rights Agent may reasonably request, send), by first class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)The Company distributed a copy of a Summary of Rights to Purchase Preferred Shares to each record holder of Common Shares as of the Close of Business on the Record Date which summary has been amended as set forth in Exhibit B (the “Summary of Rights”). With respect to shares of Common Stock outstanding as of the Record Date, until the Distribution Date (or the earlier of the Redemption Date or the Expiration Date), the Rights will be evidenced by the certificates for such shares (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership for such shares) registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or the Expiration Date), the surrender for transfer of any certificate for shares of Common Stock (or the effectuation of a book-entry transfer of shares of Common Stock) outstanding on or after the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

(c)Rights shall be issued in respect of all shares of Common Stock issued or disposed of (including, without limitation, upon disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date or, in certain circumstances provided in Section 22, after the Distribution Date. Certificates issued for Common Stock (including, without limitation, upon transfer of outstanding Common Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date shall have impressed, printed, written, stamped thereon or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company as Rights Agent, dated as of January 17, 2012, as the same may be supplemented or amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Heartland Financial USA, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Dubuque Bank and Trust Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Corporation, or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Corporation or may expire. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, acquired or beneficially owned by any Person who is or becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and their transferees will become null and void and will no longer be transferable.
With respect to any book-entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law.  With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of book-entry shares, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates or registered in book-entry form shall be evidenced by such certificates alone or such registration in book-entry form, and the surrender for transfer of any of such certificates or book-entry shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.
In the event that the Company purchases or acquires any shares of Common Stock after the Record

Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.
Notwithstanding this Section 3(c), the omission of a legend, nor the failure to provide notice thereof, shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4.Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but that do not affect the rights, duties or obligations of the Rights Agent as set forth in this Agreement) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, in each case, on their face shall entitle the holders thereof to purchase such number of shares (or fraction of a share) of the Preferred Stock as shall be set forth therein at the price per share (or fraction of a share) set forth therein (the “Purchase Price”), but the amount and type of securities purchasable upon exercise of each Right, and the Purchase Price, shall be subject to adjustment as provided herein.

Section 5.Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company in the manner provided in the By-Laws of the Company for Common Stock certificates. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.

In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
Following the Distribution Date, and receipt by the Rights Agent of (i) written notice of the Distribution Date pursuant to Section 3(a), and (ii) a stockholder list and all relevant information reasonably requested by the Rights Agent pursuant to Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 7(e) and Section 14, at any time after the close of business on the Distribution Date, and prior to the close of business on the earlier of the Redemption Date and the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares (or fraction of a share) of the Preferred Stock (or, following an event described in either Section 11(a)(ii) or Section 13, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purposes. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. As a condition to such transfer, division, combination or exchange, the Company may require payment by the surrendering holder of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.Exercise of Rights: Purchase Price; Expiration Date of Rights.

(a)The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purposes, together with payment of the Purchase Price for each one one-thousandth of one share of the Preferred Stock (or other securities, cash or assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on January 17, 2022 (the “Expiration Date”), or (ii) the date on, and time at, which the Rights are redeemed as provided in Section 23 (“Redemption Date”), or (iii) the time at which such Rights are exchanged as provided for in Section 24.

(b)The Purchase Price for each one one-thousandth of one share of the Preferred Stock pursuant to the exercise of a Right shall initially be $70.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13, and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

(c)Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each one one-thousandth of one share of the Preferred Stock (or other securities, cash or assets, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 6 in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon (i) (A) promptly requisition from any transfer agent of the Preferred Stock of the Company, or make available if the Rights Agent is the transfer agent of the Preferred Stock, certificates for the number of shares (or fractions thereof) of the Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) promptly requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case, certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, promptly requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, promptly cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

(d)In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14.

(e)Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the purported transfer or exercise of Rights pursuant to Section 6 or this Section 7 unless the registered holder shall have duly completed and executed the form of assignment or election to purchase on the reverse side of the Right Certificate surrendered for such transfer or exercise and shall have provided such additional evidence of the identity of the Beneficial Owner (or such former or proposed Beneficial Owner) thereof or such Beneficial Owner's Affiliates or Associates as the Company or the Rights Agent shall reasonably request.

Section 8.Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, redemption or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain, in a retrievable database, electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation.  Upon written request of the Corporation (and at the expense of the Corporation), the Rights Agent shall provide to the Corporation or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent.

Section 9.Reservation and Availability of Shares of Preferred Stock. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred

Stock, or its authorized and issued Preferred Stock held in its treasury, the number of shares of the Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.

So long as the Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock) issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted for trading on such exchange upon official notice of issuance upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates representing shares of the Preferred Stock upon the exercise of Rights. The Company shall not, however, be required (a) to pay any tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Preferred Stock in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for shares of the Preferred Stock upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

The Company shall, if legally required, (i) prepare and file, as soon as reasonably practicable following the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of or exchangeable for the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as reasonably practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until no longer required to do so under the Securities Act with respect to securities purchasable upon exercise of or exchangeable for the Rights. The Company also shall take all such action as may be required or as is appropriate under the securities or “blue sky” laws of such jurisdictions as may be necessary or appropriate with respect to the securities purchasable upon the exercise of or exchangeable for the Rights. The Company may temporarily suspend, for a period not to exceed 120 days following the Distribution Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension of exercisability of Rights referred to in this paragraph, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

Section 10.Preferred Stock Record Date. Each Person in whose name any certificate for shares of the Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights, together with the form of election to purchase duly completed and executed, was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind or class of shares of stock of the Company covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)(i)     If the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right. If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)    Subject to Section 23(a) and Section 24, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (A) multiplying such Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the Current Market Price Per Share of the Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights. Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the “Invalidation Time”) when any Person first becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), including, without limitation, any such Rights when held by (1) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Invalidation Time, (2) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Invalidation Time pursuant to either (x) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (y) a transfer that the Board of Directors of the Company determines is part of a plan, arrangement or understanding, written or otherwise, that has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), or (3) a subsequent transferee of any Person described in the foregoing clauses (1) or (2), shall be void without any further action and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3, Section 6 or Section 7(d) that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate whose Rights would be void pursuant to the provisions of this paragraph shall be cancelled.

(iii)    The Company may, at its option, substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with Section 11(a)(ii) a number of shares of Preferred Stock or fraction thereof such that the Current Market Price Per Share of one share of Preferred Stock multiplied by such number or fraction is equal to the Current Market Price Per Share of one share of Common Stock. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Board of Directors of the Company shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) (the “Current Value”) over (2) the Purchase Price in effect immediately prior to any Person becoming an Acquiring Person and (B) with respect to each Right (other than Rights that have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with Section 11(a)(ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock that, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors of the Company to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock

Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value that, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors of the Company; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date on which any Person becomes an Acquiring Person (the date on which any Person becomes an Acquiring Person being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon any Person becoming an Acquiring Person, the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors of the Company so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the Current Market Price Per Share (as determined pursuant to Section 11(d)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the Current Market Price Per Share of the Common Stock. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price Per Share of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of

Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right. In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than (i) a regular periodic cash dividend, the record date for which occurs at a time when there is no Acquiring Person, or (ii) a regular periodic cash dividend, the record date for which occurs at a time when there is an Acquiring Person, at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or (iii) a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Share of the Preferred Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such Current Market Price Per Share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, the “Current Market Price Per Share” of any security (a “Security”) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Market Price Per Share of the Security is determined during the period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price Per Share shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the Current Market Price Per Share of Preferred Stock shall be determined in the same manner as set forth above for Common Stock in Section 11(d)(i). If the Preferred Stock is not publicly traded or if the current market price per share of Preferred Stock cannot be determined in the manner provided above, the current market price per share of Preferred Stock shall be conclusively deemed to be the current market price per share of Common Stock (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the Current Market Price Per Share of Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share (other than Preferred Stock) or ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (A) three years from the date of the transaction that mandates such adjustment or (B) the Expiration Date.

(f)If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company or of any Principal Party other than shares of the Preferred Stock, thereafter (i) the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), Section 11(b), Section 11(c), Section 11(e), Section 11(h), Section 11(i) and Section 11(m), and (ii) the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 with respect to the shares of the Preferred Stock shall apply on like terms to any such other shares.

(g)All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of the Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of the Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights (with prompt written notice thereof to the Rights Agent), indicating the record date for the adjustment to be made and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of the Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share that were expressed in the initial Right Certificates issued hereunder.

(k)Before taking any action that would cause an adjustment reducing the Purchase

Price below one one-thousandth of the then par value, if any, of the shares of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock at such adjusted Purchase Price.

(l)In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect (with prompt written notice of such election to the Rights Agent) to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of the Preferred Stock at less than the current market price per share, (iii) issuance wholly for cash of any shares of the Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, (iv) dividends on the Preferred Stock payable in Preferred Stock or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights that each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(n), the adjustments provided for in this Section 11(n) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

(o)The Company agrees that, after the Shares Acquisition Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12.Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief written statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (if the Distribution Date has occurred) or of a certificate representing shares of Common Stock (if prior to the Distribution Date) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate.

Section 13.Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)If, following the Shares Acquisition Date, (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned Subsidiaries in or more transactions, each of which complies with Section 11(o)), then, and in each such case (except as contemplated by Section 13(f)), proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradable Senior Voting Stock (as hereinafter defined) of the Principal Party (as hereinafter defined) (including the Company as successor thereto or as the surviving corporation), unencumbered and not subject to any liens, encumbrances, rights of call or first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying such Purchase Price by the then number of one one-thousandths of share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) 50% of the Current Market Price Per Share of the Senior Voting Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply to such Principal Party following the occurrence of such consolidation, merger, sale or transfer; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Senior Voting Stock in accordance with Section 9, with each reference to Preferred Stock in Section 9 being deemed to be a reference to the shares of its Senior Voting Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Senior Voting Stock thereafter deliverable upon the exercise of the Rights.

(b)“Principal Party” shall mean (i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii), the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the other party to such transaction or, if more than one, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction; provided, however, that, in any such case, if the Senior Voting Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (A) if such Person is a direct or indirect Subsidiary of another Person the Senior Voting Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person; or (B) if such Person is a Subsidiary, directly or indirectly, of more than one Person and the Senior Voting Stock of any two or more of such Persons is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Senior Voting Stock having the greatest aggregate market value of shares outstanding; or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in such joint venture as if such joint venture were a Subsidiary of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such joint venture bear to the total of such interests. “Senior Voting Stock” shall mean the capital stock (or equity interest) of the Principal Party with the greatest voting power.

(c)The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto the Company and such Principal Party or Parties shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets mentioned in Section 13(a), the Principal Party or Parties will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts (A) to cause such registration statement to become effective as soon as practicable after such filing, (B) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and (C) to similarly comply with applicable state securities laws, and use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange; and (ii) will deliver to holders of the Rights historical financial statements for the Principal Party or Parties and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(d)If the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than the then-Current Market Price Per Share thereof (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Senior

Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than such then-current market price or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Senior Voting Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby covenants and agrees with each holder of Rights that it shall not consummate any such transaction unless, prior thereto, the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the kind referred to in this Section 13 if (x) at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14.Fractional Rights and Fractional Shares.

(a)The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates, with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Rights, selected by the Board of Directors of the Company. If on any such date, no such market maker is making a market in the Rights, the fair market value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b)The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred

Stock) upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Preferred Stock. In lieu of fractional shares that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock. For purposes of this Section 14(b), the current market value of a whole share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange).

(c)The Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this Section 14(c), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange).

(d)The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as above provided).

Section 15.Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise act in respect of such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16.Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b)after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer;

(c)the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company's or the Rights Agent's inability to perform any of their respective obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 17.Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 23, Section 24 or Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises and the enforcement of this indemnification. This indemnification shall survive the termination of this Agreement, the exercise of or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons or otherwise upon the advice of counsel as set forth in Section 20.

Section 19.Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the appropriate business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in accordance with such opinion.

(b)Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c)The Rights Agent shall be liable hereunder for only its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(d)The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of Rights (including any Rights becoming void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, Section 11, Section 13, Section 23 or Section 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of the Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.

(h)The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend interested money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j)If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates that the Rights are beneficially owned by an Acquiring Person or an Affiliate or Associate thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of shares of Preferred Stock or other securities for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement, except as otherwise specifically agreed in a separate writing by the Company and the Rights Agent.

(l)The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Date, a Redemption Date, any adjustment of the Purchase Price, the existence of an Acquiring Person or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

Section 21.Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person (or an Affiliate of such a Person) organized and doing business under the laws of the United States or of the State of Minnesota or the State of New York (or of any other state of the United States so long as such Person is authorized to do business as a banking institution in the State of Minnesota or the State of New York), in good standing, having a principal office in the State of Minnesota or the State of New York, that is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, if such resignation occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company, at its option, may issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may, with respect to shares of Common Stock so issued or sold pursuant to (a) the exercise of stock options, (b) under any employee plan or arrangement, (c) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.Redemption.

(a)The Board of Directors of the Company may, at its option, at any time prior to 5:00 p.m., New York time, on the earlier of (i) the Distribution Date or (ii) the Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of an event described in Section 11(a)(ii) until such time as the Company's right of redemption under this Section 23(a) has expired. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i)) or any other form of consideration deemed appropriate by the Board of Directors of the Company, or any combination thereof.

(b)Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(a), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price. The Company shall promptly give public notice of any such redemption and, within ten days after such action causing a redemption of the Rights pursuant to Section 23(a), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding the foregoing, the failure to give, or any defect in, any notice required to be made or given pursuant to this Section 23(b) shall not affect the validity of the redemption of the Rights.

(c)Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the purchase or repurchase by any of them of Common Stock prior to the Distribution Date.

Section 24.Exchange.

(a)The Board of Directors of the Company may, at its option, at any time after the Shares Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the voting power of the shares of Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be only exercisable in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

(b)Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange by first class mail to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

(c)The Company may, at its option, substitute for a share of Common Stock issuable upon the exchange of Rights in accordance with Section 24(a) a number of shares of Preferred

Stock (or equivalent preferred stock) or fraction thereof such that the Current Market Price Per Share of one share of Preferred Stock multiplied by such number or fraction is equal to the Current Market Price Per Share of one share of Common Stock.

(d)Following the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 24, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the shares of Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 are not received by holders of Rights that have become void pursuant to Section 11(a)(ii). Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or a portion (as designated by the Board of Directors of the Company) of the shares of Common Stock or other securities issuable pursuant to the exchange, and all holders of Rights entitled to receive such shares of Common Stock or other securities pursuant to the exchange shall be entitled to receive such shares of Common Stock or other securities (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock or other such securities in any Person's name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be void pursuant to Section 11(a)(ii) and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board of Directors of the Company in connection herewith shall be validly issued, fully paid, and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 25.Notice of Certain Events. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), (b) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of the Preferred Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of the Company or (f) to declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or the Preferred Stock, whichever shall be the earlier. In case the event set forth in Section 11(a)(ii) shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

Section 26.Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

Heartland Financial USA, Inc.
1398 Central Street
Dubuque, Iowa 52004
Attention: President

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:
Dubuque Bank and Trust Company
1398 Central Street
Dubuque, Iowa 52004
Attention: President
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.Supplements and Amendments. Except as otherwise provided in this Section 27, and prior to the Distribution Date, the Company may, from time to time in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder or (d) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and which would not adversely affect the interests of the holders of Right Certificates as such (other than any holder who is an Acquiring Person, or an Affiliate or Associate of any Acquiring Person), but may not cause this Agreement to become amendable other than in accordance with this Section 27 or cause the Rights to again become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that, any supplement or amendment that does not amend Section 18, Section 19, Section 20, Section 21 or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement.

Section 28.Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).

Section 30.Determinations and Actions by the Board of Directors of the Company. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights, or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons and (y) not subject the Board of Directors of the Company, or any of the directors serving on the Board of Directors, to any liability to the holders of the Rights or any other Person.

For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(l)(i) of the General Rules and Regulations under the Exchange Act.

Section 31.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring a specific group of directors to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors in accordance with applicable law and the Company's Restated Certificate of Incorporation and Bylaws.

Section 32.Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 33.Descriptive Headings; References. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Except as otherwise specifically provided, any reference to any section or exhibit will be deemed to refer to such section of or exhibit to this Agreement.

Section 34.Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35.Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

Heartland Financial USA, Inc.

By:	/s/Lynn B. Fuller
Name: Lynn B. Fuller
Title: President

Dubuque Bank and Trust Company

By:	/s/ Douglas J. Horstmann
Name: Douglas J. Horstmann
Title: President

Exhibit A

Form of Right Certificate

Certificate No. R-________________	_____________Rights

NOT EXERCISABLE AFTER ____________, 20__ OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $0.01 PER RIGHT OR TO EXCHANGE, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.
Right Certificate

HEARTLAND FINANCIAL USA, INC.

This certifies that __________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of ___________, 20__ (the “Rights Agreement”) between HEARTLAND FINANCIAL USA, INC., a Delaware corporation (the “Company”), and DUBUQUE BANK AND TRUST COMPANY, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business (as such term is defined in the Rights Agreement) on January 17, 2022 at the office of the Rights Agent, or its successors as Rights Agent, designated for such purposes, one one-thousandth of one fully paid and non-assessable share of the Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $ per one one-thousandth of one share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of January 17, 2022, based on the shares of the Preferred Stock of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind or class of shares of stock of the Company that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares (or fractions of a share) of the Preferred Stock as the Rights evidenced by the Right

Certificate or Right Certificates surrendered shall have entitled such holder to purchase.

If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the Close of Business on (i) the Distribution Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Expiration Date. In addition, under certain circumstances following the Shares Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of the Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of one share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of __________, 20___.

HEARTLAND FINANCIAL USA, INC. By: Name: Title:
Countersigned: DUBUQUE BANK AND TRUST COMPANY By: Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________, 20___

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad‑15 promulgated under the Securities Exchange Act of 1934, as amended.

(to be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the Right Certificate)

TO: HEARTLAND FINANCIAL USA, INC.,

The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase the shares of the Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

[Please insert social security or other identifying number] _____________________________________

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

[Please insert social security or other identifying number] _____________________________________

(Please print name and address)

Dated: __________, 20___

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad‑15 promulgated under the Securities Exchange Act of 1934, as amended.

(to be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Exhibit B

HEARTLAND FINANCIAL USA, INC.,

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On June 3, 2002, the Board of Directors of HEARTLAND FINANCIAL USA, INC. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value, of the Company (the “Common Stock”). The distribution was payable on June 26, 2002 to the stockholders of record on June 24, 2002 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated June 7, 2002, as amended and restated January 17, 2012 (the “Rights Agreement”), between the Company and DUBUQUE BANK AND TRUST COMPANY, as Rights Agent (the “Rights Agent”).

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8‑A/A dated May 16, 2012. Copies of the Rights Agreement are available free of charge from the Rights Agent The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

The Rights will be evidenced by the Common Stock certificates outstanding, and no separate Rights Certificates will be issued, until a Distribution Date. A “Distribution Date” is the earlier to occur of (i) the tenth Business Day after a public announcement that a Person or group of affiliated or associated Persons (other than certain “Exempt Persons”) has become an “Acquiring Person” (i.e., has become, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Stock) or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after the date of the commencement by any person (other than an Exempt Person) of a tender or exchange offer, the consummation of which would result in such Person or group of affiliated or associated Persons, becoming an Acquiring Person. For purposes of the Rights Agreement, “beneficial ownership” includes not only the right to vote or dispose of shares of the Company's Common Stock, but also rights related to derivative transactions or derivative securities which grant to the holder thereof the economic equivalent of ownership of an amount of shares of Company Common Stock (whether or not such derivative (i) conveys voting rights in the Company Common Stock or (ii) may be settled through delivery of shares of Company Common Stock, and whether or not the economic effect of such derivative has been hedged).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, with or without a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at 5:00 p.m. (Eastern time) on January 17, 2022 (the “Expiration Date”), unless the Expiration Date is extended or unless earlier redeemed or exchanged by the Company, in each case as described below.

If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the Purchase Price.

If the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, that number of shares of the senior voting stock of the acquiring company that, at the time of such transaction, would have a market value of two times the Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void) in whole or in part, at an exchange ratio of one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a share of Preferred Stock) per Right (subject to adjustment).

At any time prior to 5:00 p.m. Eastern time on the earlier of (i) the Distribution Date and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”).

Immediately upon the action of the Board of Directors of the Company to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of $1.00 per share or 1,000 times the dividend declared on one share of the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1,000 per share, but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of Common Stock. Each share of Preferred Stock will have 1,000 votes voting together with the Common Stock. The Rights are also protected by customary anti-dilution provisions as more fully described in the Rights Agreement. Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right (subject to adjustment) should approximate the value of one share of Common Stock.

Any provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of an Acquiring Person or certain related parties), or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made to the Rights Agreement at a time when the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.